                                                                   EXHIBIT 10(B)

                        FIFTH AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") dated as of June 15, 2001 (the "Effective Date"), is entered into by MARTIN INDUSTRIES, INC., a Delaware corporation which is the successor by merger to Martin Industries, Inc., an Alabama corporation (the "Borrower"), and AMSOUTH BANK, an Alabama banking corporation formerly doing business as AmSouth Bank, N.A., a national banking association, and AmSouth Bank of Alabama, an Alabama banking corporation (the "Lender").

                                    RECITALS:

         A. The Borrower and the Lender are parties to a certain Loan Agreement dated as of January 7, 1993, as amended by letter of April 5, 1994, and as assumed and modified by an Assumption and Modification Agreement dated February 17, 1995, and as further modified and amended by a First Amendment to Loan Agreement and other Loan Documents dated as of March 15, 1995, and as further modified and amended by a Second Amendment to Loan Agreement and Other Documents dated as of March 28, 1996, and as further modified and amended by a Third Amendment to Loan Agreement and Other Loan Documents dated as of August 28, 1997, and as further modified and amended by a Fourth Amendment to Loan Agreement and Other Documents dated as of January 1, 2000, and as further amended by letters of December 29, 2000, January 31, 2001, March 15, 2001, and May 15, 2001 (the "Loan Agreement").

         B. The Borrower and the Lender wish further to amend the Loan Agreement to make the changes set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, effective as of the Effective Date, the Borrower and the Lender hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Loan Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower represents and warrants to the Lender that as of the Effective Date, and giving effect to this Amendment, no Event of Default (nor any event that upon notice or lapse of time or both would constitute an Event of Default) exists under the Loan Agreement or any of the other Loan Documents.

         3. AMENDMENTS TO LOAN AGREEMENT AS OF EFFECTIVE DATE. Effective as of the Effective Date, the Loan Agreement is amended as follows:

                  (A) The following new definitions are added in alphabetical order in Section 1.02:

                           ELIGIBLE ACCOUNT shall mean and include only Accounts that are not more than 30 days past due, in each case according to the terms shown on the invoice (or the date of the invoice where terms are not specifically stated) and represent sums payable for services rendered or goods sold or leased by the Borrower in the ordinary course of business, as the Lender shall deem eligible based on such credit and collateral considerations as the Lender shall deem appropriate. Without limiting the generality of the foregoing, there shall be excluded any Account from Eligible Accounts if and to the extent:

                           (i) the subject goods have been shipped or delivered to a Purchaser on a bill-and-hold, guaranteed sale, consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement; or

                           (ii) any material part of the subject goods has been returned, rejected, lost or damaged; or

                           (iii) the Purchaser is located outside the United States; or

                           (iv)     the Purchaser is also the Borrower's
                           Affiliate, or

                           (v) the Purchaser is also the Borrower's supplier or creditor, to the extent of amounts due from the Borrower to such supplier or creditor; or

                           (vi) the Account is not evidenced by an invoice in form acceptable to the Lender; or

                           (vii) more than 50% in amount of the other Accounts of the Purchaser are more than 60 days past due; or

                           (viii) the Account arises out of transactions with an employee, officer, agent, director, stockholder or Affiliate of the Borrower; or

                           (ix) the general creditworthiness and financial condition of the Purchaser are not acceptable to the Lender; or

                           (x) the Lender believes, in its sole judgment, that the collection of such Account is insecure or that such Account may not be paid by reason of the Purchaser's financial ability to repay; or

                           (xi) the Borrower has disclosed to the Lender that it does not make any of the representations or warranties set forth in the Security Agreement with respect to such Account or if any of such representations or warranties are not true and correct with respect to such Account; or

                           (xii) the Account derives from, or is owed to, any foreign Affiliate or subsidiary of the Borrower.

                           ELIGIBLE FINISHED GOODS INVENTORY shall mean and include only Inventory of finished goods that is located at one of the locations within the United States specified in the Security Agreement as the places at which Inventory is to be maintained, that is saleable in the ordinary course of the Borrower's business, and that meets all standards imposed by any Governmental Authority having regulatory authority over such goods or over their sale, and as the Lender, in its sole judgment, shall deem eligible, based on such credit and collateral considerations as the Lender shall deem appropriate. Without limiting the generality of the foregoing, the Lender may exclude any Inventory from Eligible Finished Goods Inventory if such Inventory is obsolete, or the Borrower has disclosed to the Lender that it does not make any of the representations or warranties set forth in the Security Agreement with respect to such Inventory or any of such representations and warranties are not true and correct with respect to such Inventory. The collateral value of Eligible Finished Goods Inventory shall be computed at the lower of cost or market and on a "first-in, first-out" (FIFO) basis.

                           ELIGIBLE RAW MATERIAL INVENTORY shall mean and include only Inventory of raw materials and purchased parts that is located at one of the locations within the United States specified in the Security Agreement as the places at which Inventory is to be maintained , that is saleable in the ordinary course of the Borrower's business, and that meets all standards imposed by any Governmental Authority having regulatory authority over such goods or over their sale, and as the Lender, in its sole judgment, shall deem eligible, based on such credit and collateral considerations as the Lender shall deem appropriate. Without limiting the generality of the foregoing, the Lender may exclude any Inventory from Eligible Raw Material Inventory if such Inventory is obsolete, or the Borrower has disclosed to the Lender that it does not make any of the representations or warranties set forth in the Security Agreement with respect to such Inventory or any of such representations and warranties are not true and correct with respect to such Inventory. The collateral value of Eligible Raw Material Inventory shall be computed at the lower of cost or market and on a "first-in, first-out" (FIFO) basis.

                           FIFTH AMENDMENT shall mean the Fifth Amendment to Loan Agreement and Other Loan Documents between the Borrower and the Lender as of June 15, 2001, which document amends certain of the provisions of this Agreement.

                  (B) The following definitions in Section 1.02 are amended as follows:

                           BORROWING BASE shall mean the sum of (a) 80% of the Net Outstanding Amount of Eligible Accounts plus (b) 35% of the collateral value of Eligible Finished Goods Inventory, plus (c) 28% of the collateral value of Eligible Raw Material Inventory.

                           MAXIMUM LINE OF CREDIT shall mean the lesser of (i) the Borrowing Base then in effect and (ii) $11,000,000, prior to October 31, 2001, or
                           $6,000,000, from and after October 31, 2001.

                  (C)      The definitions of the following terms in Section
         1.02 are deleted: "Eligible Inventory", "LIBOR-Based Rate" and "LIBOR Reserve Requirement".

                  (D) The date "May 31, 1993" in the definition of "Line of Credit Termination Date" in Section 1.02, which was previously extended to June 15, 2001, is further amended to read "January 1, 2002."

                  (E)      Section 2.02 is amended to read as follows:

                           SECTION 2.02. TERM NOTE; PRINCIPAL REPAYMENT. The Term Loan shall be evidenced by a promissory note, payable to the order of the Lender, duly authorized and executed on behalf of the Borrower, dated the date hereof, in the principal amount of the Term Loan and in the form of EXHIBIT A to the Fifth Amendment (the "Term Note"). The principal amount of the Term Note that remains outstanding as of June 15, 2001 shall be payable in 15 consecutive monthly installments of $158,959.68 each, the first of which shall be due and payable on July 15, 2001, and one of which shall be payable on the 15th day of each succeeding month, to and including September 15, 2002, on which date the entire remaining principal balance of the Term Loan, together with accrued interest thereon and reimbursable costs, shall be due and payable.

                  (F)      Section 2.03(a) is amended to read as follows:

                           The Term Loan shall bear interest from and after the Effective Date of the Fifth Amendment at the rate per annum ("Prime-Based Rate") equal to one percentage point (100 basis points) in excess of the Prime Rate in effect from time to time (computed on an Actual/360 Basis), payable monthly in arrears on the 15th day of each month for the period ending on the last day of the immediately preceding calendar month, commencing on June 15, 2001, and upon September 15, 2002.

                  (G)      Section 2.03(c) is amended to read as follows:

                           Upon the occurrence and during the continuance of any Event of Default, the Term Note shall bear interest (as liquidated damages and not as a penalty) at a default interest rate equal to one percentage point (100 basis points) in excess of the interest rate that would otherwise be applicable.

                  (H) The word "semiannual" that appears in the last sentence of Section 2.04 is deleted.

                  (I) The figure "$15,000,000" that appears in the fourth line of Section 3.02, which was previously amended to "$10,000,000", is further amended to read "$11,000,000".

                  (J)      Section 3.03(a) is amended to read as follows:

                           (a) Commencing on the Effective Date of the Fifth Amendment and continuing until payment in full, interest shall accrue on the Line of Credit Note (i) on the amount outstanding thereunder from time to time up to and including $10,000,000 at the rate per annum equal to one percentage point (100 basis points) in excess of the Prime Rate in effect from time to time, and (ii) on the amount outstanding thereunder from time to time in excess of $10,000,000 at the rate per annum equal to three percentage points (300 basis points) in excess of the Prime Rate in effect from time to time. All interest shall be computed on an Actual/360 Basis and shall be payable monthly in arrears on the 15th day of each month in each year for the period ending on the last day of the immediately preceding calendar month, commencing on June 15, 2001, and on the Line of Credit Termination Date. Any change in the interest rate on the Line of Credit Note because of a change in the Prime Rate shall take effect on the effective date of such change in the Prime Rate as announced by the Lender without notice to the Borrower and without any further action by the Lender.

                  (K) Paragraphs (d), (e) and (f) of Section 3.03 are deleted.

                  (L)      Section 3.06 is amended to read as follows:

                           SECTION 3.06. AVAILABILITY FEE. The Borrower shall pay to the Lender an availability fee (the "Availability Fee") that shall be computed at the rate of fifty (50) basis points per annum times the daily average difference between (i) the Maximum Line of Credit amount and (ii) the sum of the aggregate outstanding principal amount of the Advances made by the Lender. The Availability Fee shall be payable in arrears on the 15th day of each month in each year for the period ending on the last day of the immediately preceding calendar month and on the Line of Credit Termination Date. The Availability Fee shall be computed on an Actual/360 Basis. Subject to the terms and conditions otherwise applicable to the making of Advances hereunder, the Borrower may request and receive Advances to pay the Availability Fee under this Section 3.06.

                  (M) The following new Section 3.07 is added immediately following Section 3.06:

                           SECTION 3.07. LOCKBOX ACCOUNT. The Borrower shall establish and maintain with Lender a lockbox account ("Lockbox"). The Borrower shall instruct all Eligible Account account debtors to pay all proceeds of Eligible Accounts to a post office box designated by the Lender for deposit directly into the Lockbox. Borrower shall not (without Lender's prior written consent) collect any proceeds of sales or proceeds of Eligible Accounts. If any payments of proceeds of sales or any proceeds of Eligible Accounts are paid directly to Borrower, then Borrower shall immediately forward same to the Lockbox. All funds deposited into the Lockbox shall be under the dominion and control of Lender and shall be applied by the Lender on a daily basis directly to the amount outstanding under the Line of Credit. In the event that the Lender refuses for any reason to deposit into the Lockbox any remittance received as payment of an Eligible Account, the Lender shall notify the Borrower within three business days following the receipt of the refused remittance.

                  (N) The following new Section 3.08 is added immediately following Section 3.07:

                           SECTION 3.08. BORROWING BASE CERTIFICATION;
                           NEW INVOICES.

                           (a) On the third business day of each week, the Borrower shall provide Lender with a borrowing base certificate in the form of EXHIBIT B to the Fifth Amendment (or such other form as Lender may require) as of the last business day of the immediately preceding week, signed by the Borrower's president, chief financial officer, director of finance or other officer acceptable to Lender, and certifying a Borrowing Base of not less than the then outstanding balance under the Line of Credit Note.

                           (b) On each business day, the Borrower shall submit to Lender by facsimile transmission a report on all invoices sent to the Borrower's customers on the immediately preceding business day. Not less than weekly, the Borrower shall provide to Lender by U.S. Mail photocopies of the invoices sent to the Borrower's customers during the immediately preceding week.

                  (O) Section 7.17, which requires a period of at least sixty (60) consecutive days during each calendar year during which the Borrower will cause the outstanding advances under the Line of Credit to be paid in full and shall maintain the principal balance of the Line of Credit at zero, is deleted.

                  (P) The following new Section 7.18 is added immediately following Section 7.17:

                           SECTION 7.18. LOAN SERVICE FEE. The Borrower shall pay to Lender a monthly loan service fee ("Loan Service Fee") that shall be computed at the rate of fifty (50) basis points per annum times the sum of
                           (i) the average daily
                           balance outstanding under the Term Loan and (ii) the average daily balance outstanding under the Line of Credit Note. The Loan Service Fee shall be payable in arrears on the 15th day of each month in each year for the one month period ending on the last day of the immediately preceding calendar month. The Loan Service Fee shall be computed on an Actual/360 Basis. Subject to the terms and conditions otherwise applicable to the making of Advances hereunder, the Borrower may request and receive Advances to pay the Loan Service Fee under this Section 7.18.

                  (Q) The following new Section 7.19 is added immediately following Section 7.18:

                           SECTION 7.19. STRATEGIC ALTERNATIVES. The Borrower is considering and pursuing various available strategic alternatives, including one or more of the sale of equity securities in the Borrower in a private placement, the sale of some or all of the Borrower's operating divisions, product lines or assets, or a sale of the Borrower. The Borrower has engaged McDonald Investments, an affiliate of Key Corp. and full service investment banking firm headquartered in Cleveland, Ohio ("McDonald"), to assist the Borrower in exploring its strategic alternatives. The Borrower will use its reasonable best efforts to pursue one or more of the available strategic alternatives. Although there can be no assurance that any specific transaction or other strategic alternative will occur or as to the form that any possible transaction or other strategic alternative might take, the Borrower covenants and agrees that by not later than August 15, 2001, the Borrower shall have either (a) made material progress toward the implementation of a strategic alternative, as reasonably determined by the Lender, or (b) obtained a letter of intent from an alternate lender to refinance and pay in full the indebtedness of the Borrower then outstanding to the Lender under the Loan Agreement. The Borrower does not currently expect to publicly disclose developments regarding its pursuit of strategic alternatives unless and until it is in a position to announce it has decided upon a definitive transaction or strategic alternative. The Lender acknowledges that it is aware, and that it will advise its officers, employees, agents and representatives who become aware of material, non-public information concerning the Borrower, that the United States securities laws prohibit them from purchasing or selling securities of the Borrower while in possession of such material, non-public information.

                  (R)      Section 8.09 is amended to read as follows:

                           SECTION 8.09 DEBT SERVICE COVERAGE RATIO. The Borrower will not permit its ratio of Net Cash Flow Before Interest Expense to Debt Service for the fiscal quarter to be less than the applicable ratio as of the following fiscal quarter end dates:

                           Fiscal Quarter End
                                  Date                Ratio
                           ------------------      -----------

                           June 30, 2001           (9.57) to 1
                           September 29, 2001        2.13 to 1
                           December 31, 2001         3.12 to 1

                  (S)      Section 8.11 is amended to read as follows:

                           SECTION 8.11 WORKING CAPITAL RATIO. The Borrower will not permit its ratio of Current Assets to Current Liabilities as of the following fiscal period end dates to be less than the applicable ratio:

                           Fiscal Period End
                                 Date                   Ratio
                           ------------------         ---------

                           June 30, 2001              0.89 to 1
                           September 29, 2001         0.94 to 1
                           December 31, 2001          1.02 to 1

                  (T)      Section 8.12 is amended to read as follows:

                           SECTION 8.12 LEVERAGE RATIO. The Borrower will not permit its ratio of Total Liabilities to Net Worth as of the following fiscal period end dates to be greater than the applicable ratio:

                           Fiscal Period End
                                 Date                      Ratio
                           ------------------            ---------

                           June 30, 2001                 2.02 to 1
                           September 29, 2001            1.82 to 1
                           December 31, 2001             1.42 to 1

                  (U)      Section 8.13 is amended to read as follows:

                           SECTION 8.13 TANGIBLE NET WORTH. The Borrower will not permit its Tangible Net Worth as of the following fiscal period end dates to be less than the applicable amount:

                           Fiscal Period End
                                 Date                    Amount
                           ------------------         -----------

                           June 30, 2001              $11,865,000
                           September 29, 2001         $12,597,000
                           December 31, 2001          $13,914,000

                  (V) The reference to Section 8.02 that appears in the final clause of Section 8.19 is amended to read "Section 7.01."

                  (W) The following new Section 8.20 is added immediately following Section 8.19:

                           SECTION 8.20. EBITDA. (a) The Borrower will not permit its monthly earnings before interest, taxes, depreciation and amortization as of the following dates to be less than the applicable amount:

                              Month End
                                Date                    Amount
                           ------------------         ---------

                           June 30, 2001              $(476,000)
                           August 4, 2001             $ 248,000
                           September 1, 2001          $ 429,000
                           September 29, 2001         $ 860,000
                           October 27, 2001           $ 639,000
                           November 24, 2001          $ 683,000
                           December 31, 2001          $ 743,000

                           (b) The Borrower will not permit its earnings before interest, taxes, depreciation and amortization for the fiscal quarter to be less than the applicable amount as of the following fiscal quarter end dates:

                           Fiscal Quarter End
                                  Date                 Amount
                           ------------------       ------------

                           June 30, 2001            $(2,418,000)
                           September 29, 2001       $ 1,537,000
                           December 31, 2001        $ 2,065,000

         4. MODIFIED TERM NOTE. To evidence certain of the changes effected by this Amendment, the Borrower shall execute and deliver to the Lender a Modified, Amended and Restated Term Note substantially in the form attached hereto as EXHIBIT A (the "Modified Term Note"). Commencing on the Effective Date, the Modified Term Note shall be the "Term Note" referred to in the Loan Agreement and other Loan Documents. The Lender may retain the original Term Note dated January 7, 1993, in its file along with the Modified Term Note of even date herewith until the indebtedness evidenced thereby has been paid in full.

         5. MODIFIED LINE OF CREDIT NOTE. To evidence certain of the changes effected by this Amendment, the Borrower shall execute and deliver to the Lender a Modified, Amended and Restated Line of Credit Note substantially in the form attached hereto as EXHIBIT C (the "Modified Line of Credit Note"). Commencing on the Effective Date, the Modified Line of Credit Note shall be the "Line of Credit Note" referred to in the Loan Agreement and other Loan Documents. The Lender may retain the original Line of Credit Note dated January 7, 1993, the Modified, Amended and Restated Line of Credit Note dated March 15, 1995, the Modified, Amended and Restated Line of Credit Note dated August 28, 1997, and the Modified, Amended and Restated Line of Credit Note dated January 1, 2000, in its file along with the Modified, Amended and Restated Line of Credit Note of even date herewith until the indebtedness evidenced thereby has been paid in full and the Line of Credit has been terminated as set forth in the Loan Agreement.

         6. REFERENCES IN LOAN DOCUMENTS. Effective as of the Effective Date, all references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement, as heretofore modified and amended and as further modified and amended by this Amendment, and all references to the "Line of Credit Note" shall mean the Modified, Amended and Restated Line of Credit Note of even date referred to in this Amendment, and all references to the "Term Note" shall mean the Modified Term Note of even date referred to in this Amendment. Effective as of the Effective Date, the words "fifteen million dollars" and figure "$15,000,000" as used in any of the Loan Documents to refer to the maximum principal amount of the Line of Credit Master Note, as amended to "ten million dollars" and "$10,000,000", as further amended to read "thirty million dollars" and $30,000,000", as further amended to read "ten million dollars" and "$10,000,000", are further amended to read "eleven million dollars" and "$11,000,000", respectively.

         7. CLOSING FEE. The Borrower shall pay to Lender a closing fee ("Closing Fee") equal to $66,934 upon the execution of this Amendment. Subject to the terms and conditions otherwise applicable to the making of Advances under the Agreement, the Borrower may request and receive an Advance to pay the Closing Fee.

         8. LOAN DOCUMENTS TO REMAIN IN EFFECT. Except as specifically modified by this Amendment, the Loan Agreement and the other Loan Documents are incorporated herein by reference as if fully set out and shall remain and/or be reaffirmed in full force and effect in accordance with their respective terms.

         9. FINANCIAL MONITORING. Notwithstanding anything to the contrary herein or in the Agreement, Borrower shall provide Lender the Financial Statements and Reports required under the Agreement in Section 7.04 (a), (b),
(d) and (e) and such other information as Lender may reasonably request to verify the Borrowing Base.

         10. NO NOVATION, ETC. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Loan Documents, or impair any Liens granted to the Lender thereunder, or affect any of the rights, powers or remedies of the Lender thereunder, or constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

         11. GOVERNING LAW, SUCCESSORS AND ASSIGNS, ETC. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. DATE. The date of this Amendment is intended as and for a date for the convenient identification of this Amendment and for determining the Effective Date hereof, and is not intended to indicate that this Amendment was executed and delivered on said date.

         13. SEVERABILITY. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all counterparts shall together constitute but one and the same instrument.

         15. NO WAIVER. Nothing contained herein shall be construed as a waiver, acknowledgment or consent to any breach of, or Event of Default under, the Agreement and/or the Loan Documents not specifically mentioned herein, and the consents granted herein are effective only in the specific instance and for the purposes for which given.

         16. RELEASE. The Borrower hereby releases, satisfies, cancels, waives, acquits, and forever discharges Lender, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the Effective Date, which relate or pertain in any way to the indebtedness under the Loan Agreement and/or collection thereof.

         17. AMOUNT OF CURRENT INDEBTEDNESS. The indebtedness owed by the Borrower to Lender is for the amounts (exclusive of outstanding letters of credit, ACH exposures and Lender's attorneys fees) herein stated and there are no defenses, setoffs, or counterclaims with respect to any of them:

                                                    Payoff as of
         General Description      Obligation No.       06/14/01
         -------------------      --------------    ------------

         Term Loan #1                 #087445             $
         Term Loan #2                 #087452             $
         Term Loan #3                 #524769             $

         18. PAYMENT OF LENDER'S LEGAL FEES. The Borrower agrees to pay to Lender's counsel, Wilmer, Lee & Rowe, P.A., on or before July 1, 2001, all of its attorney's fees incurred in connection with this Amendment.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives, effective as of the date first set forth above.

                                        MARTIN INDUSTRIES, INC.,
                                        a Delaware corporation


                         By                /s/ JAMES W. TRUITT
                            ----------------------------------------------------
                         Its Vice President and Chief Financial Officer
                            ----------------------------------------------------

                                              AMSOUTH BANK,
                                     an Alabama banking corporation


                         By               /s/ DARLENE CHANDLER
                            ----------------------------------------------------
                         Its                 Vice President
                            ----------------------------------------------------